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                                                                            99.5



                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of Orange Savings Bank:

We have audited the consolidated statements of operations, stockholders' equity, and cash flows of Orange Savings Bank and subsidiary for the year ended December 31, 1994 (not presented seperately herein). These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and their cash flows of Orange Savings Bank and subsidiary for the year ended in conformity with generally accepted accounting principles.


                                        /s/ Deloitte & Touche LLP

January 27, 1995
Boston, Massachusetts